UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) May 9, 2024

STEEL DYNAMICS, INC.

(Exact name of registrant as specified in its charter)

Indiana	0-21719	35-1929476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7575 West Jefferson Blvd, Fort Wayne, Indiana 46804

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  260-969-3500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock voting, $0.0025 par value	STLD	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of Steel Dynamics, Inc. (the “Company”) previously approved, subject to shareholder approval, the Steel Dynamics, Inc. 2024 Employee Stock Purchase Plan (the “Plan”). At the Company’s Annual Meeting of Shareholders on May 9, 2024, the Company’s shareholders approved the Plan. The Plan allows “Eligible Employees” (regular full-time employees whose customary employment is at least 30 hours per week and 1,000 hours annually, and have completed 30 days of “Service”) to purchase shares of the Company’s common stock, in the open market through a “Designated Broker” and at fair market value, through regular payroll deductions and certain “matching” contributions by the Company.

The foregoing brief description of the Plan is qualified in its entirety by the text of the Plan. A detailed summary of the material terms of the Plan appears on pages 75 – 78 of the Company’s Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on March 28, 2024, and is incorporated herein by reference. That summary and the foregoing description of the Plan do not purport to be complete and are qualified in their entirety by reference to the full text of the Plan, which is filed as Exhibit 10.64 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Shareholders on May 9, 2024. Of the 157,947,385 shares of common stock issued and outstanding as of the record date on March 18, 2024, 143,487,187 shares were present, in person or by proxy, thus constituting a quorum of 90.84% of the total shares outstanding and entitled to vote.

At the meeting, shareholders elected all ten of the directors nominated by the Board of Directors, to serve for a term of one year and until their successors are duly elected and qualified; ratified the appointment of Ernst & Young LLP independent registered public accounting firm as the Company’s auditors for the year ending December 31, 2024; approved, by an advisory vote, named executive officer compensation for 2023; approved the Steel Dynamics, Inc. 2024 Employee Stock Purchase Plan; and did not approve the shareholder proposal to adopt a shareholder right to call a special shareholder meeting.

Set forth below are the final share voting results for each of the proposals.

(1)	Election of ten (10) director nominees for a one-year term and until their successors are duly elected and qualified.

Director	Votes For	Votes Against	Abstentions	Broker Non-Votes
Mark D. Millett	124,287,111	9,401,675	1,064,028	8,734,373
Sheree L. Bargabos	129,662,866	4,378,934	711,014	8,734,373
Kenneth W. Cornew	130,110,452	3,922,204	720,158	8,734,373
Traci M. Dolan	130,294,293	3,740,832	717,689	8,734,373
Jennifer L. Hamann	133,921,184	119,889	711,741	8,734,373
James C. Marcuccilli	128,216,010	5,717,596	819,208	8,734,373
Bradley S. Seaman	125,669,659	8,249,679	833,476	8,734,373
Gabriel L. Shaheen	130,456,055	3,576,554	720,205	8,734,373
Luis M. Sierra	133,386,996	650,461	715,357	8,734,373
Richard P. Teets, Jr.	130,884,946	3,166,802	701,066	8,734,373

(2)	Proposal to ratify the appointment of Ernst & Young LLP independent registered public accounting firm as the Company’s auditors for the year ending December 31, 2024.

Votes For	Votes Against	Abstentions	Broker Non-Votes
131,783,743	10,962,742	740,702	-

(3)	Proposal to approve, by an advisory vote, named executive officer compensation for 2023.

Votes For	Votes Against	Abstentions	Broker Non-Votes
123,502,265	10,472,095	778,454	8,734,373

(4)	Proposal to approve the Steel Dynamics, Inc. 2024 Employee Stock Purchase Plan.

Votes For	Votes Against	Abstentions	Broker Non-Votes
133,571,452	92,150	1,089,212	8,734,373

(5)	Shareholder proposal to adopt a shareholder right to call a special shareholder meeting.

Votes For	Votes Against	Abstentions	Broker Non-Votes
54,857,944	79,692,064	202,806	8,734,373

Item 8.01. Other Events

On May 10, 2024, Steel Dynamics, Inc. issued a press release titled “Steel Dynamics Announces Second Quarter 2024 Cash Dividend.” A copy of that press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d )      Exhibits.

The following exhibits are filed with this report:

Exhibit Number	Description

10.64	Steel Dynamics, Inc. 2024 Employee Stock Purchase Plan, as approved by shareholders on May 9, 2024, incorporated herein by reference from our Definitive Proxy Statement on Schedule 14A filed March 28, 2024.

99.1	A press release dated May 10, 2024, titled “Steel Dynamics Announces Second Quarter 2024 Cash Dividend.”

104	Cover Page Interactive Data File – the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereto duly authorized.

STEEL DYNAMICS, INC.

/s/ Theresa E. Wagler
Date: May 14, 2024	By:	Theresa E. Wagler
	Title:	Executive Vice President and Chief Financial Officer